EXHIBIT 99.1 CERTIFICATION

     Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), Hans Noerring, Chief Executive Officer and President of Drilling, Inc. (the "Company"), and Lynn Noerring, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

     1. The Company's Quarterly Report on Form 10-QSB for the period ended
March 31, 2003, and to which this Certification is attached as Exhibit 99.1
(the "PERIODIC REPORT") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: April 25, 2003


s/ Hans Noerring
-------------------------------------
Hans Noerring
Chief Executive Officer and President


s/ Jean Noerring
-------------------------------------
Jean Noerring
Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to Drilling, Inc. and will be retained by Drilling, Inc. and furnished to the Securities and Exchange Commission or its staff upon request


THIS CERTIFICATION ACCOMPANIES THIS REPORT PURSUANT TO SS. 906 OF THE SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED "FILED" BY THE COMPANY FOR PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.